EXECUTION COPY


                         CNH EQUIPMENT TRUST 2001-A

           $42,000,000 FLOATING RATE CLASS A-3 ASSET BACKED NOTES
               $58,850,000 5.38% CLASS A-4 ASSET BACKED NOTES

                        CNH CAPITAL RECEIVABLES INC.

                         PLACEMENT AGENCY AGREEMENT


                                                                May 9, 2001

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
250 Vesey Street
World Financial Center
North Tower
New York, New York 10281-1310

Ladies and Gentlemen:

         CNH Receivables Inc., a Delaware corporation (the "Seller"), hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with respect to Merrill Lynch acting as agent (the "Agent") for the sale by the Trust to Merrill Lynch Bank USA Co. ("MLBUSA") of $42,000,000 aggregate principal amount of Floating Rate Class A-3 Asset Backed Notes (the "Class A-3 Direct Purchase Notes") of CNH Equipment Trust 2001-A (the "Trust") and $58,850,000 aggregate principal amount of 5.38% Class A-4 Asset Backed Notes (the "Class A-4 Direct Purchase Notes" and, together with the Class A-3 Direct Purchase Notes, the "Direct Purchase Notes") of the Trust pursuant to a note purchase agreement, dated May 9, 2001 (the "Note Purchase Agreement"), among MLBUSA, the Seller and Case Credit.

         Simultaneously with the issuance and sale of the Direct Purchase Notes as contemplated herein, the Seller will cause the Trust to issue and sell $135,750,000 aggregate principal amount of 4.035% Class A-1 Asset Backed Notes, $273,000,000 aggregate principal amount of Floating Rate Class A-2 Asset Backed Notes, $170,000,000 aggregate principal amount of Floating Rate Class A-3 Asset Backed Notes, $161,900,000 aggregate principal amount of 5.38% Class A-4 Asset Backed Notes (collectively, the "Underwritten Class A Notes") and $38,250,000 aggregate principal amount of 5.73% Class B Asset Backed Notes (the "Class B Notes" and, together with the Underwritten Class A Notes, the "Underwritten Notes" and, together with the Direct Purchase Notes, the "Notes"), to the several underwriters (the "Underwriters") named in an underwriting agreement, dated May 9, 2001 (the "Underwriting Agreement"), between the Seller and Merrill Lynch, as representative of the Underwriters. In addition, simultaneously with the issuance and sale of the Notes, the Trust will issue $20,250,000 aggregate principal amount of Certificates to the Seller.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Underwriting Agreement. It is a condition to the effectiveness of this Agreement that the Underwriting Agreement be duly executed and delivered by the parties thereto.

     Section 1.   Appointment as Agent.
                  --------------------

     (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Seller of the right to sell the Underwritten Notes to the Underwriters, the Seller hereby agrees that the Direct Purchase Notes will be sold only through the Agent.

     (b) Purchases as Principal. The Agent, in its capacity as a placement agent hereunder, shall not have any obligation to purchase Direct Purchase Notes from the Seller as principal.

     (c) Solicitations as Agent. If agreed upon between the Agent and the Seller, the Agent, acting solely as an agent for the Seller and not as principal, will solicit offers for the purchase of the Direct Purchase Notes. The Agent will communicate to the Seller, orally, each offer for the purchase of Direct Purchase Notes solicited by it on an agency basis other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Direct Purchase Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Seller may accept or reject any offer for the purchase of Direct Purchase Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Seller in obtaining performance by each purchaser whose offer for the purchase of Direct Purchase Notes has been solicited by the Agent on an agency basis and accepted by the Seller. The Agent shall not have any liability to the Seller in the event that any such purchase is not consummated for any reason. If the Seller shall default on its obligation to deliver Direct Purchase Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Seller, the Seller shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Seller and (ii) pay to the Agent any commission to which it would otherwise be entitled absent such default; provided, that no such commission shall be payable in the event that the Seller's failure to deliver the Direct Purchase Notes results from the purchase of the Underwritten Notes as set forth in the Underwriting Agreement not having been consummated because the circumstances described in Section 7(d) of the Underwriting Agreement shall have occurred.

     Section 2. Representations, Warranties and Covenants of the Seller. Each of the Seller and Case Credit repeats herein and reaffirms for the benefit of the Agent as of the date hereof and as of the Closing Date each of its respective representations, warranties and covenants set forth in the Underwriting Agreement; provided, however, that, for the purposes of this Agreement, each such representation, warranty and covenant made with respect to the Underwritten Notes or any subset thereof shall also be deemed to have been made with respect to the Direct Purchase Notes; and,


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

provided further that, for the purposes of this Agreement, each such representation, warranty and covenant made with respect to the Underwriting Agreement shall also be deemed to have been made with respect to this Agreement.

     Section 3. Representations, Warranties and Covenants of the Agent. The Agent represents and warrants to and agrees with the Seller and Case Credit as of the date hereof and as of the Closing Date that:

             (a) Due Organization. The Agent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement.

             (b) Authorization. This Agreement has been duly authorized, executed and delivered by the Agent.

             (c) Placements. The Agent represents and agrees that it will not place any of the Direct Purchase Notes in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof.

     Section 4. Certain Agreements of the Seller. The Seller covenants and agrees with the Agent as follows:

             (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Seller will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Seller has furnished to the Agent a copy for the Agent's review prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Agent of such timely filing.

             (b) The Seller will advise the Agent promptly of any proposal to amend or supplement the Registration Statement as filed, or the related Prospectus and will not effect such amendment or supplement without the Agent's consent, which consent will not unreasonably be withheld; the Seller will also advise the Agent promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise the Agent promptly of the effectiveness of the Registration Statement and any amendment thereto, when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the


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

         Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

             (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Seller promptly will notify the Agent and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of the Agent hereunder.

             (d) As soon as practicable, but not later than fourteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to Noteholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement that will satisfy the provisions of
         Section 11(a) of the Act.

             (e) The Seller will furnish to the Agent copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus (including the Preliminary Prospectus Supplement), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent requests.

             (f) The Seller will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Agent may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

             (g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Agent shall cease to maintain a secondary market in the Notes, whichever occurs first, the Seller will deliver to the Agent the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee or the Indenture Trustee.



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

             (h) So long as any of the Notes is outstanding, the Seller will furnish to the Agent (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange
         Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as the Agent may reasonably request.

             (i) On or before the Closing Date, the Seller shall cause the computer records of the Seller and Case Credit relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Seller nor Case Credit shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

             (j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

             (k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Agent, none of the Seller, Case Credit or any trust originated, directly or indirectly, by the Seller or Case Credit will offer to sell or sell notes (other than the Notes and commercial paper notes offered pursuant to Case Credit's existing asset-backed commercial paper program) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to retail agricultural or construction equipment installment sale contracts.

             (l) On or prior to each Subsequent Transfer Date, the Seller shall deliver to the Agent (i) a duly executed Subsequent Transfer Assignment including a schedule of the Subsequent Receivables to be transferred to the Trust on such Subsequent Transfer Date, (ii) a copy of the letter from a firm of independent nationally recognized certified public accountants to be delivered to the Trustee and the Indenture Trustee pursuant to Section 2.2(b)(xv) of the Sale and Servicing Agreement, and (iii) a copy of the officer's Certificate delivered to the Indenture Trustee and the Trustee pursuant to Section 2.2(b)(xvi) of the Sale and Servicing Agreement.

             (m) The Seller will enter into, and will cause the Issuer to enter into, each Basic Document to which this Agreement and each Basic Document contemplates the Seller and/or the Issuer will be a party on or prior to the Closing Date.

             (n) All opinions and accountant's letters with respect to the transaction that are addressed to the Underwriters will also include Merrill Lynch, as Agent.


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

         Section 5. Placement Fee. The Seller agrees to pay the Agent a fee in the amount of the sum of (i) 0.215% of the principal amount of the Class A-3 Direct Purchase Notes and (ii) 0.230% of the principal amount of the Class
A-4 Direct Purchase Notes sold through the Agent. Such payments shall be made by wire transfer in immediately available funds on the date of such sale or by such other method satisfactory to the parties hereto.

         Section 6. Payment of Expenses. The Seller will pay all its expenses, if any, incident to the issuance of the Direct Purchase Notes and the performance of its obligations, if any, under this Agreement.

         Section 7. Indemnification and Contribution. (a) The Seller and Case Credit will, jointly and severally, indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary Basic Prospectus, Preliminary Prospectus Supplement, Basic Prospectus or the Prospectus or any amendment or supplement thereto or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller or Case Credit; and

               (iii) against any and all expense whatsoever (including, subject to Section 7(c) hereof, the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                (b) The Agent agrees to indemnify and hold harmless the Seller, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or any amendment or supplement thereto in


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

reliance upon and in conformity with written information furnished to the Seller by the Agent expressly for use in the Prospectus or any amendment or supplement thereto. Each of the Seller and Case Credit hereby acknowledges that the statements set forth in the second paragraph under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by the Agent for inclusion in the documents referred to in the foregoing indemnity.

                (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In any proceeding hereunder any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agent and such control persons of the Agent shall be designated in writing by the Agent and any such separate firm for Case Credit and the Seller, the directors of Case Credit and the Seller, the officers of Case Credit and the Seller who sign the Registration Statement and such control persons of Case Credit and the Seller or authorized representatives shall be designated in writing by Case Credit and the Seller. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.



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

                (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 7 is for any reason held to be unavailable other than in accordance with its terms, the Seller, Case Credit and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Agent, in such proportions that the Agent is responsible for that portion represented by the percentage that the placement fee set forth in Section 5 bears to the purchase price of the Direct Purchase Notes set forth in Section 2(a) of the Note Purchase Agreement and the Seller and Case Credit are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as the Agent, and each director of the Seller, each officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the Act shall have the same rights to contribution as the Seller. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the placement fee applicable to the Direct Purchase Notes purchased by it hereunder.

         Section 8. Notices. All communications hereunder will be in writing and will be mailed, delivered or telegraphed and confirmed to the Agent at 250 Vesey Street, North Tower, World Financial Center, New York, New York 10281-1201, Attention: Theodore F. Breck, or, if sent to the Seller, will be mailed, delivered or sent by facsimile and confirmed to it at to it at CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, IL
60045, Attention: Treasurer, or, if sent to Case Credit, will be mailed, delivered or sent by facsimile and confirmed to it at to it at Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention:
Treasurer.

         Section 9. Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         Section 10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

         Section 11. Termination of Agreement. This Agreement and the Seller's, Case Credit's and the Agent's obligations hereunder may be terminated by the Agent or by the Seller or Case Credit by notice thereof to the other parties at any time prior to such time as the Agent shall have arranged the purchase by any purchaser of any Direct Purchase Notes or subsequent to such time if any purchaser has defaulted on its obligations to purchase such Direct Purchase Notes; provided, however, that in the event the Seller or Case Credit does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to the Seller and Case Credit. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other



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

party, except as otherwise provided in Sections 5 and 6 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of indemnified parties, contribution, settlements and choice of law will survive any such termination.

         Section 12. Survival of Certain Provisions. The respective indemnities, agreements, representations, warranties and other statements of the Seller and Case Credit and their respective officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Agent or the Seller or Case Credit or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Direct Purchase Notes.

         Section 13. Writing Required to Waive, Amend or Modify. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

         Section 14. Integration. This Agreement incorporates the entire understanding of the parties with respect to this engagement of the Agent by the Seller, and supersedes all previous agreements regarding such engagement, should they exist.

         Section 15.  Applicable Law; Submission to Jurisdiction.
                      ------------------------------------------

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) Each of the Seller and Case Credit hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.




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



         If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Seller, Case Credit and the Agent in accordance with its terms.

                                 Very truly yours,

                                 CNH CAPITAL RECEIVABLES INC.,



                                 By:  /s/  Brian J. O'Keane
                                      -----------------------------------------
                                       Name:  Brian J. O'Keane
                                       Title: Assistant Treasurer


                                 CASE CREDIT CORPORATION,



                                 By:  /s/  Brian J. O'Keane
                                      -----------------------------------------
                                       Name:  Brian J. O'Keane
                                       Title: Assistant Treasurer


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED



By:  /s/ Theodore F. Breck
     ----------------------------------
      Name:  Theodore F. Breck
      Title: Authorized Signatory



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